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                                                                   EXHIBIT 10(m)

                  DIGITAL LAVA PROPOSAL FOR CISCO SYSTEMS, INC.
     RAPID/SCALABLE VIRTUAL TEAM MEETING (IPTV) PUBLISHING SERVICES PROGRAM
                         (Quote valid through: 10/26/99)

PROPOSAL OVERVIEW

This proposal is designed to meet the specific needs of Cisco Systems Field Development Organization and the Virtual Team Meeting production process. Digital Lava's current service commitment and on-site program have already illustrated a solid turnaround time performance, and our software and publishing services have brought significant value to the Cisco Organization. Together Cisco Systems and Digital Lava have created a consistent and repeatable process that will enable the Virtual Team Meeting program to obtain the results that are required. Digital Lava provides standards and guidance for driving retention and application, which offer complete strategic solutions for all of the current needs at Cisco.

PROGRAM HIGHLIGHTS

o Dramatically improves current Virtual Team Meeting publishing turnaround by 2-3 weeks. Meets Cisco goal of publishing and delivering 30 hours of content in 7 business days for VoD delivery with proofread transcript. Delivery of gold master (edited transcript included) within 3 weeks.

o In exchange for specific volume and date commitments by Cisco Systems, Digital Lava will create a flat 1-hour Virtual Team Meeting segment pricing of $2,000 (Video, TOC, Slides, and final content delivery of CD-ROM).

o Additional features & services may be purchased a la carte. The addition of custom features and services will affect service turnaround times, and will be quoted on an as needed basis.

o Contract with Digital Lava as preferred Virtual Team Meeting publishing provider where Cisco commits to 200 hours of Virtual Team Meeting publishing and guarantees 200 hours by December 31, 1999.

o Includes metrics for evaluation of service level commitment. Establishes best practices for Virtual Team Meeting production and will seek higher yields at the same price levels. Results will be presented at the end of contract engagement.

VIRTUAL TEAM MEETING PUBLISHING PRICING

o    Core Virtual Team Meeting publishing per 1-hour segment (Video, TOC,
     Slides, Transcript)                                           $2,000

o    Add Videography, per day                                        $740

o Additional features and services such as creating animations, additional video editing, creation of testing and assessment forms, adding
     links                                                          $150/hr

o    CD-ROM Software Licensing                                       No Fee


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Content will be published in the Cisco VoD template that uses Netscape 4.0 and
Windows Media Player 6.1 (the Cisco VoD standard). Template specifics must be agreed upon, in writing, by the start date of this contract, and defined at contract initiation. An attachment of this standard template in included in the agreement (see Exhibit C). Please sign the attachment as an exhibit to the contract.

CISCO WORLDWIDE FIELD DEVELOPMENT COMMITMENT

Cisco Systems is committing to 200 Virtual Team Meeting hours and is guaranteeing payment on 200 Virtual Team Meeting hours to Digital Lava by December 31, 1999.

BILLING PROCESS

Digital Lava will submit invoices to Paul O'Farrell upon completion of each Virtual Team Meeting project. Mr. O'Farrell will approve invoices and submit to Purchasing for payment.

Cisco Systems is committed to having Digital Lava produce 7 Virtual Team Meeting events through years end. If these 7 events do not total a minimum of 80% of the content hours by years-end, Cisco will continue to work with Digital Lava to produce 200 hours of content with a 10% rate increase. All remaining content will be due in the next quarter. Invoices are to be paid within 30 days.

STATEMENT OF CAPABILITIES TO MEET EXPECTED/UNEXPECTED DEMANDS

Upon Cisco's commitment in writing of 200 hours by December 31, 1999, Digital Lava will augment staff immediately to offer Cisco the necessary dedicated resources to handle the 200-hour production level for the 60-day period. Finished content may be subject to extended turn around times due to any revisions of the final draft requested by Cisco Systems. Finished content refers to the delivery of gold master CD-ROM.

NOTE: ENSURVEY INTEGRATION

Reviewing the EnSurvey website indicates that EnSurvey requires Netscape 4.6. Cisco is currently using Netscape 4.0 with an old version of the media player. If Cisco upgrades either the browser or media player to support EnSurvey, the VoD content may become inoperable. Therefore, EnSurvey integration is not included in the pricing for this contract.

1.   TERMS & CONDITIONS

a) Digital Lava's service commitment is intended to meet Cisco Systems demand for rapid publishing and turnaround of the Virtual Team Meeting content. Based on the terms of this contract (defined below), Cisco Systems is obligated to meet the minimum requirement of 200 content hours by December 31, 1999. Digital Lava must receive the last of the materials in-house by 12/16/99 to meet the turn around objectives.


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b)   Cisco Systems reserves the right to review, amend, or cancel this agreement only if Digital Lava is unable to meet their service commitment. If Cisco believes that Digital Lava has failed to meet the service commitment, the Cisco point of contact will notify the Digital Lava point of contact immediately by phone and in writing via facsimile. If, after consultation with the Digital Lava point of contact it is determined that Digital Lava has failed to meet the service commitment, Digital Lava will have a two business day period in which to remedy the service commitment failure. Digital Lava must perform necessary tasks within the remedy period or Cisco Systems may review, amend, or cancel the agreement after the two-business-day remedy period.

c) A schedule of events will need to be forwarded to Digital Lava at least 2 weeks in advance of initial taping for Digital Lava to be held to its turnaround commitment.

2.   SERVICE COMMITMENT DEFINITIONS:

a) The turnaround times defined in the contract are based on a total of 30 hours of content per event (7 in total). Each event will be filmed over a period of 5 business days. Video content and all other daily-related materials will be captured and then shipped for overnight delivery to Digital Lava's production facility ON A DAILY BASIS. Upon receipt of all materials in-house, Digital Lava is committed to delivery of 30 hours of content within 7 business days to be uploaded on Cisco Systems internal VoD servers on day 8. Events larger than 30 hours will be handled in the same fashion. Each additional 4 hours of content will add an additional business day to the turnaround.

b) Materials in-house are defined as receipt of all materials needed to begin the publishing process. This includes the presenter's PowerPoint slides and/or speaker-support graphics, slide timings, DV Cam videotapes, audiotapes and Edit Decision Lists (EDL).

c) Delivery of content for VoD server distribution is defined by the date that Cisco Systems receives the content to be uploaded. Once the content has been received Digital Lava will work with our on-site employee and the VoD production group to load this content to the appropriate location. DUE TO THE VOLUME OF MATERIALS, CISCO WILL NEED TO PROVIDE ANOTHER COMPUTER AND CONNECTION TO OUR ON-SITE EMPLOYEE FOR THE UPLOADING OF MATERIALS.

d) Content delivered for VoD server distribution will include proofread transcript, slides, and video. Turnaround time does not include Cisco review of transcripts or other materials prior to uploading to VoD server. If client desires this review, appropriate time delays must be added to turnaround expectations. Upon posting of the VoD content, Cisco Systems will need to review, and then define edits and revisions prior to delivery of content on Gold Master CD-ROM. CD-ROM distribution is solely for internal Cisco employees. Edits and revisions are to be limited to correction of transcript mistakes, addition or substitution of slides and correction of any mistakes or lack of inclusion of previously specified materials. Re-editing of videos is not included.

e) Transcripts will be created using agreed-upon guidelines regarding the treatment


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     of certain terms (i.e.: e-Mail versus Email), to be decided on by an individual designated Cisco contact. These guidelines will be followed for all presenters' transcripts, and will not be varied per presenter.

f) Transcripts will be proofread on a best-efforts basis. Poor enunciation by presenters may result in a high frequency of errors. If there is a high degree of difficulty providing accuracy on a particular transcript, Digital Lava will alert the designated Cisco contact, and that Cisco contact will decide whether to delay the VoD delivery of content to allow for presenter's review and clarification.

g) Digital Lava is committed to the delivery of Gold Master CD-ROM within 3 weeks from receipt of Cisco Systems revisions. CD-ROM duplication and distribution are optional. Digital Lava will provide current pricing model for CD distribution at Cisco's request.

h) Special requests that will incur extra charges are to be communicated to a designated Digital Lava Project Manager. One Cisco contact who is authorized to make these requests should be designated, so that there will be no misunderstanding regarding authorization to proceed with special requests.

i) The designated Cisco contact will need to work with a Digital Lava Project Manager in advance of each week's taping to fill out a Work Order to clarify any special issues.

3.   DELIVERABLE DEFINITIONS

a) The template for both the VoD server and CD content will be the template specified in this agreement (Exhibit C).

b) Both VoD and CD delivery will include a 14k audio only version of the presentation, as well as a 56k-video version of the presentation (Exhibit
     B). A higher-speed version will not be included on the CD unless it has been specified in writing prior to the VoD publishing.

c) Digital Lava will provide a menu page similar to that being delivered to the WorldWide Training group (see Exhibit A.) The designated Cisco contact will need to specify in the Work Order how they would like to have each week's videos broken into segments. No individual segment is to be more than 2 hours long, unless agreed upon prior to taping.

Digital Lava Inc.

                                  By: /s/ Danny Gampe
                                     ------------------------------------
                                  Name: Danny Gampe
                                       ----------------------------------
                                  Title: CFO
                                        ---------------------------------
                                  Acceptance date: 10-27-99
                                                  -----------------------


Cisco Systems, Inc.

                                  By: /s/ Paul O'Farrell
                                     ------------------------------------
                                  Name: Paul O'Farrell
                                       ----------------------------------
                                  Title: Senior Manager Field Development
                                        ---------------------------------
                                  Acceptance date: 10-26-99
                                                  -----------------------


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